UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2023 (December 4, 2023)

Future Health ESG Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40788	86-2305680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 The Green, Suite 12081

Dover, DE 19901

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (833) 388-8734

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-half of one redeemable warrant	FHLTU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	FHLT	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	FHLTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 4, 2023, Future Health ESG Corp. (the “Company”), received a written notice (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, because the Company has not regained compliance with Listing Rule 5550(a)(3) (the “Minimum Public Holders Rule”), which requires the Company to have at least 300 public holders for continued listing on Nasdaq, trading of the Company’s common stock will be suspended at the opening of business on December 13, 2023 and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities (units, common stock and warrants) from listing and registration on Nasdaq, unless the Company requests a hearing to appeal this determination by 4:00 p.m. Eastern Time on December 11, 2023.

As previously reported by the Company on a Current Report on Form 8-K filed with the SEC on June 5, 2023, Nasdaq initially notified the Company on June 1, 2023 that it was not in compliance with the Minimum Public Holders Rule. As previously reported by the Company on a Current Report on Form 8-K filed with the SEC on August 8, 2023, the Company submitted a plan to regain compliance and, on August 7, 2023, the Company received a written notice from Nasdaq notifying the Company that Nasdaq had determined to grant the Company an extension until November 28, 2023 to regain compliance with the Minimum Public Holders Rule.

The Company intends to appeal Nasdaq’s delisting determination by timely requesting a hearing before a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the 5800 Series of the Listing Rules. Such request would stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision.

Forward-Looking Statements

The Company makes forward-looking statements in this report within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to the Company as of the date of this report and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including the Company’s ability to regain compliance with the Minimum Public Holders Rule during any compliance period or in the future or otherwise meet Nasdaq compliance standards, and other risks and uncertainties set forth in our reports filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements as a result of new information, future events or developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future Health ESG Corp.

By:	/s/ Bradley A. Bostic
Name:	Bradley A. Bostic
Title:	Chief Executive Officer

Dated: December 8, 2023